AMENDMENT NO. 8
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 8 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of May 12, 2005, (the Amendment") by and between Merrill Lynch Mortgage Capital Inc. (the "Buyer"), and MortgageIT, Inc. ("MIT" and a "Seller") and MortgageIT Holdings, Inc. ("Holdings" and a "Seller" and together with MIT the "Sellers"):

The Buyer and the Sellers are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of August 4, 2004, as amended by Amendment No. 1, dated as of September 21, 2004, Amendment No. 2, dated as of November 11, 2004, Amendment No. 3, dated as of November 18, 2004, Amendment No. 4, dated as of December 8, 2004, Amendment No. 5, dated as of December 10, 2004, Amendment No. 6, dated as of December 17, 2004 and Amendment No. 7, dated as of March 7, 2005 (the "Existing Repurchase Agreement"; as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

Section 1. Waiver.    For purposes of this Amendment, this Section 1 will be effective only for the period from and including January 1, 2005 through and including March 31, 2005 (the "Waiver Period").

1.1    Section 12(j) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Waiver Period:

"(ii) Maintenance of Ratio of Indebtedness to Tangible Net Worth. The Sellers, on a consolidated basis, shall maintain the ratio of Indebtedness to Tangible Net Worth no greater than 22:1."

Section 2. Conditions Precedent.    This Amendment shall become effective on the date hereof (the "Amendment Effective Date") subject to the satisfaction of the following conditions precedent:

2.1    Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)    this Amendment, executed and delivered by a duly authorized officer of each of the Buyer and the Sellers; and

(b)    such other documents as the Buyer or counsel to the Buyer may reasonably request.

Section 3. Fees.    Each Seller agrees to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

Section 4. Confidentiality.    The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Sellers agree that, unless otherwise directed by a court of competent jurisdiction, it shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

Section 5. Limited Effect.    Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The amendments set forth in this Amendment shall expire upon the expiration of the Waiver Period at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement.

Section 6. Counterparts.    This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 7. GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8. Conflicts.    The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH MORTGAGE CAPITAL INC.
	By:	/s/ John Winchester
Name: John Winchester Title: Vice President
Seller:	MORTGAGEIT, INC.
	By:	/s/ John R. Cuti
Name: John R. Cuti Title: General Counsel and Secretary
Seller:	MORTGAGEIT HOLDINGS, INC.
	By:	/s/ John R. Cuti
Name: John R. Cuti Title: General Counsel and Secretary